Exhibit 21.1

SUBSIDIARIES OF BLACK KNIGHT FINANCIAL SERVICES, INC.

Subsidiary	State or Other Jurisdiction of Formation
Black Knight Financial Services, LLC	Delaware
BKFS I Management, Inc.	Delaware
BKFS I Services, LLC	Delaware
Black Knight InfoServ, LLC	Delaware
Black Knight Lending Solutions, Inc.	Delaware
Fidelity National Commerce Velocity, LLC	Delaware
Black Knight Financial Technology Solutions, LLC	Delaware
Black Knight Data & Analytics, LLC	Delaware
Black Knight Real Estate Data Solutions, LLC	California
Property Insight, LLC	California
Black Knight Real Estate Group, LLC	Delaware
Espiel, LLC	Delaware
McDash Analytics, LLC	Colorado
Black Knight Technology Solutions, LLC	Delaware
Black Knight Management Services, LLC	Delaware
Black Knight India Solutions Private Limited (1%)	India
Black Knight Origination Technologies, LLC	Delaware
Black Knight India Solutions Private Limited (99%)	India
I-Net Reinsurance Limited	Turks & Caicos
RealEC Technologies, LLC	Delaware
Black Knight IP Holding Company, LLC	Delaware
Black Knight National TaxNet, LLC	Delaware